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                                                                   Exhibit 23.3

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 23, 1997, relating to the balance sheet of CCA Prison Realty Trust as of April 23, 1997 and to all references to our firm included in this registration statement.

                                         /s/ ARTHUR ANDERSEN LLP
                                             ----------------------
                                             ARTHUR ANDERSEN LLP

Nashville, Tennessee
April 23, 1997